EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-50957, 333-50959, 333-58037, 333-58035, 333-81705, 333-91158 and 333-91236) of RC2 Corporation of our report dated February 22, 2002, on the consolidated financial statements of Racing Champions Worldwide Limited for the year ended December 31, 2001, included in the Annual Report on Form 10-K of RC2 Corporation for the year ended December 31, 2003.

                                                                        /s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Exeter, England
March 11, 2004